(For Immediate Release)


           UNITED HEALTHCARE TO ACQUIRE METRAHEALTH FOR $1.65 BILLION

           Nation's Largest Health Care Management Services Company
                          Will Have Strong Local Focus

MINNEAPOLIS, Minn., and McLEAN, Va. (June 26, 1995) --United HealthCare Corporation (NYSE: UNH), of Minneapolis, and The MetraHealth Companies Inc. ("MetraHealth"), of McLean, Virginia, today announced that they have signed a definitive agreement under which United HealthCare will acquire MetraHealth. The transaction will create the nation's largest health care management services company, with annual revenues of more than $8 billion and more than 40 million enrollees in a variety of programs providing health care management products and services.

United HealthCare, founded in 1974, is one of the nation's largest, most experienced health care management services companies and a leader in data-driven quality-of-care and accountability initiatives. It has more than
3.7 million owned and managed health plan members and more than 27 million persons covered by various specialty services. MetraHealth, which is privately held, was formed in January 1995 by combining the group health care operations of Metropolitan Life Insurance Company ("MetLife") and The Travelers Insurance Company ("Travelers"). MetraHealth covers more than
10 million individuals, including 4.6 million in network-based care programs --approximately 450,000 of whom are health maintenance organization (HMO) members. It provides health-related services to 58,000 companies, including more than 40 of the Fortune 100. In addition, MetraHealth covers approximately 18 million individuals through its specialty care programs.

William W. McGuire, M.D., president, chairman and chief executive officer of United HealthCare Corporation, said: "The most successful health care management companies in the next decade will be those that best address the need for lower costs and better quality of care, flexibility in choice of providers, and greater access to services for a broader spectrum of the American population. Recognizing this, we are creating a unique health care management company, one that will be truly consumer-driven: national in scope and local in focus. The strengths of our existing businesses and platforms for growth, along with our respective assets and capabilities in serving complementary markets, will enhance customer value by providing affordable coverage while offering more choice and greater access across a diverse group of products and markets, including government, Fortune 500 companies and other large employers, mid-size to small businesses, individuals and rural America."

Dr. McGuire added that United HealthCare approached MetraHealth this spring as MetraHealth's increasingly strong position -- evidenced by client service and retention, national account revenue, network integration and resultant enhanced value to customers, as well as financial results -- became apparent. "Our two companies complement and strengthen each other in terms of geographic presence, product strengths, distribution channels and core competencies, and both have built outstanding management teams.
It was clear early on that MetraHealth could be an outstanding asset to our company."

The combined enterprise will provide its existing and new customers with access to a broad range of high-quality, affordable health care products, from integrated network based care--including HMOs, point-of-service (POS), preferred provider organization (PPO) products and others--to diverse indemnity insurance offerings and a broad range of specialty care programs.

Under the terms of the proposed acquisition, which will be accounted for as a purchase transaction, United HealthCare will pay $1.15 billion in cash and $0.5 billion of 5.75 percent convertible preferred stock, for a total consideration at closing of $1.65 billion. The convertible preferred stock will be convertible into United HealthCare common stock at $49.48, will have a three-year no-call provision, and will have a ten-year mandatory redemption. In addition, MetraHealth's current owners will be eligible to receive up to an additional $350 million if, based on MetraHealth's 1995 results, as defined, MetraHealth achieves certain operating results. Any consideration payable for this 1995 earnout over and above the initial $1.65 billion may, at United HealthCare's sole discretion at that time, be in the form of cash, convertible debt, convertible preferred stock, or straight debt. Moreover, if United HealthCare's post-acquisition combined net income for 1996 and 1997 reaches certain specified levels, MetraHealth's current owners will be eligible to receive up to an additional $175 million in cash for each of those years.

The transaction is expected to be additive to United HealthCare's earnings immediately upon closing. The company also expects to benefit from marketing, operating, medical cost management and administrative synergies. The additive nature of the transaction and the potential for even greater EPS growth are expected to be sustained over the long term as a result of efficiencies to be achieved by combining operations, by leveraging the strengths of the companies' respective capabilities and product lines, and by building in new markets on an existing client base.

Dr. McGuire said: "While an increasing number of MetraHealth's non-HMO customers are expected to take advantage of United HealthCare's HMO products, the success of the merger is not dependent on this. The company will provide its expanded customer base with a broad continuum of managed health care products and services, and insurance options that can incorporate managed health care principles and tools. Additionally, the company will focus resources on markets served by MetraHealth where significant growth opportunities exist. We will be careful to focus our efforts on those markets and product areas that offer the greatest future benefit to the company and its clients."

Kennett L. Simmons, chairman and chief executive officer of The MetraHealth Companies, said: "MetraHealth brings to the new company many important strengths. We have a nationwide presence, with owned provider networks -- which we have restructured over the past six months-- in 90 metropolitan markets. We also have a major position in serving large corporate customers, a strong leadership position in the small group business segment that is particularly focused on rural markets, and 29 HMO licenses. And we bring a superb management team representing excellent, seasoned talent from Travelers and MetLife as well as external recruits -- the best of all worlds.

"By creating this new company, we will be in an even better position to respond proactively to the changing needs of our multi-site customers across the country by offering additional and larger, locally-competitive provider networks and additional managed care products as well as a broad range of indemnity and other insurance products. At the same time, we will enhance the local-market focus and results so critical to our mission."

Dr. McGuire said: "We are creating a company with a unique set of products, skills, people and new marketing opportunities--a company singularly positioned for growth and long-term success in a rapidly evolving and
competitive business environment.    By offering our combined products and
services and leveraging the strengths of both companies, we will better serve our customers while creating new avenues for revenue and earnings growth."

Key benefits of the transaction include the potential for new business opportunities. First, nearly 2.8 million MetraHealth covered lives now in states where United HealthCare has owned health plans will have access to these plans and other United HealthCare programs. Second, United
HealthCare will be well-positioned to serve commercial, Medicare and Medicaid clients in major new markets where it will have a critical mass of network and non-network lives, including New York, Connecticut's Fairfield County, Boston, Phoenix, Los Angeles, San Francisco, Houston, Dallas,
Austin, San Antonio, Orlando, Tampa, Cincinnati, Seattle and Denver.
Third, building on MetraHealth's expertise and existing programs, United HealthCare will provide very strong national account service and offerings. Fourth, the quality and breadth of the combined specialty programs offered by the two companies will be unsurpassed in the industry, further facilitating the reintegration of health care services for clients now served by multiple "carve-out" suppliers. In short, the new company will greatly increase its ability to compete at all levels of the local and national markets with an optimal, integrated product line and service capability.

It is expected that at closing MetraHealth will have a book value of
approximately $860 million.   United HealthCare plans to amortize the
goodwill generated by the transaction over a thirty-year period. Both MetraHealth and United HealthCare are well-capitalized companies, and United HealthCare will remain well-capitalized, with no long-term debt and more than $2.3 billion in total cash when the transaction is completed. Strong positive cash flow is expected from future operations.

United HealthCare's current corporate headquarters will remain in
Minneapolis.   Key MetraHealth locations in Virginia, Connecticut and New
York will be retained as well as major-market operation sites.

Dr. McGuire will serve as chairman and CEO of the company. Mr. Simmons will, following completion of the transaction, leave management and join the company's board as a director and will serve as chairman of the executive committee of the board. The organization's new senior management team will be formed from existing senior management of both United HealthCare and MetraHealth.

"As a former chief executive officer of United HealthCare, I know, and have the highest regard for, both the company and Bill McGuire," Mr. Simmons said. "The senior management team at MetraHealth has been extraordinarily excited about MetraHealth, its recent performance, and its potential for future success. I am even more excited about the competitive potential created by combining MetraHealth and United HealthCare. Under Bill's leadership, the combined organization has an exciting future. I will remain actively involved with the company as a member of United HealthCare's board of directors."

Dr. McGuire said: "Ken Simmons has done an outstanding job in launching MetraHealth. He has made great strides in assembling one of the industry's brightest management teams, in moving to strengthen managed care applications for the business, and in streamlining the organization to fit the realities of a competitive health care marketplace. We intend to continue his efforts and would like to welcome MetraHealth employees to join United HealthCare employees as partners in a unique health care enterprise."

The transaction is subject to customary federal and numerous state regulatory approvals and other customary closing conditions and is expected to close in the fourth quarter of 1995.
                                     (more)
Following the completion of the transaction, United HealthCare will be able to offer, under a separate agreement with Metropolitan Life, life and other insurance policies and products from the nation's largest life insurance company along with United HealthCare's own health care products. United HealthCare will also explore opportunities to develop new business by working with MetLife in the area of disability cost management and long-term care and with The Travelers in the area of workers' compensation cost management. "I am particularly excited about these and additional joint opportunities as we move ahead. MetLife and Travelers are leaders in these areas, and their participation with us will tremendously enhance our product offerings," Dr. McGuire said.

United HealthCare is a national leader in health care management, serving purchasers, users, managers and providers of health care since 1974. The company's broad range of products is offered through 21 locally-based, owned and managed health plans, whose membership exceeds 3.8 million, and its non-geographically-bounded specialty care management companies, which serve the needs of 27 million-plus lives. The company's offerings include HMOs; PPOs; health plan management; managed mental health and substance abuse services; utilization management; workers' compensation and disability management services; specialized provider networks; employee assistance services; Medicare and managed care programs for the aged; managed Medicaid services; health care evaluation services; information systems; and administrative services.

MetraHealth--formed in January 1995 through the combination of the group health care businesses of Metropolitan Life Insurance Co. and The Travelers Insurance Co.--finances, manages and administers health insurance plans and delivers managed health care services for its customers. The company serves millions of Americans with its health care plans and operates in all 50 states. Its managed care networks include 29 HMO licenses, 72 point-of-service networks, and MetraHealth managed PPOs in more than 90 markets nationwide. In addition to its full range of both managed care and indemnity plans, the company offers managed behavioral health, managed pharmacy, data analysis, demand management, managed workers' compensation and third-party administrator (TPA) services.
                                    # # #

CONTACTS

United HealthCare Corporation      The MetraHealth Companies
Noreen Conway, Vice President           Elliot Gerson
Public Relations & Communications       Executive Vice President
612-936-1125                            703-918-4015

Bernard F. McDonagh                Virginia Quarti
Vice President, Investor Relations      Senior Vice President
612-936-7214                            203-277-4930


                              Summary Data
                       MetraHealth Companies Inc.




                                                           For the three
Unaudited Pro Forma                                        months ended
Income Statement                                           March 31, 1995
                                                           (In millions)


Revenues
  Premiums                                                         $  696
  Fees/other income                                                   287
  Net investment income                                                27
                                                           --------------
         Total Revenues                                             1,010

Expenses
  Medical costs                                                       563
  Selling, general and administrative                                 385
                                                           --------------
         Total Expenses                                               948

Income before income taxes                                             62
Income taxes                                                           22
                                                           --------------
Net income                                                         $   40
                                                           --------------
                                                           --------------

Unaudited Pro Forma Summary
      Balance Sheet Data                                   March 31, 1995
                                                           (In millions)

Total investments                                                  $1,981
                                                           --------------
                                                           --------------

Total assets                                                       $2,579
                                                           --------------
                                                           --------------

Total liabilities                                                  $1,797
                                                           --------------
                                                           --------------

Total shareholders'equity                                          $  782
                                                           --------------
                                                           --------------


Membership Data by Product                                 March 31, 1995

HMO
  Commercial                                                      447,000
  Medicaid                                                          2,000
                                                           --------------
         Total HMO                                                449,000
POS                                                             1,894,000
PPO                                                             2,548,000
                                                           --------------
         Total network based products                           4,891,000
Indemnity                                                       5,250,000
TPA                                                               533,000
                                                           --------------
         Total                                                 10,674,000
                                                           --------------
                                                           --------------


Membership Data by Funding
  Arrangement/Segment                                      March 31, 1995

Insured:
  HMO                                                             413,000
  POS                                                             243,000
  PPO                                                             865,000
  Indemnity                                                       783,000
                                                           --------------
         Total insured                                          2,304,000

  Self-funded-ASO:
  HMO                                                              36,000
  POS                                                           1,651,000
  PPO                                                           1,563,000
  Indemnity                                                     4,467,000
  TPA                                                             653,000
                                                           --------------
         Total Self-funded-ASO                                  8,370,000
                                                           --------------
             Total                                             10,674,000
                                                           --------------
                                                           --------------